Exhibit 24.10

                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitutes and appoints Robert E. Koch, Kjestine M. Anderson and Carl B. Davidson signing singly, the undersigned's true and lawful attorneys-in-fact to:

         (1)    execute   for  and  on  behalf  of  the   undersigned,   in  the
                undersigned's capacity as a director of Texaco Inc. (the "Company"), the Form S-8 Registration Statement (the "Form S-8") of the Company providing for the registration under the Securities Act of 1933 of shares of the Company's common stock that may be issued under the Company's Stock Incentive Plan and any amendment or amendments to such Form S-8 and any other document in support thereof or supplemental thereto.

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form S-8 and any amendment or amendments to such Form S-8 and any other document in support thereof or supplemental thereto and timely file such documents with the United States Securities and Exchange Commission and any stock exchange or similar authority, and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each attorney-in-fact power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of July, 1996.

                                          By:         Thomas S. Murphy
                                               _________________________________
                                                        Director